Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2013 (the “Annual Report”).  We hereby further consent to the inclusion in the Annual Report of our report entitled “PEDEVCO Corp. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – Direct Interests Only – SEC Parameters – As of December 31, 2013” and to the inclusion of our report dated March 14, 2014 as an exhibit to the Annual Report, and to the inclusion in the Annual Report of our report entitled “PEDEVCO Corp. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – SEC Parameters – As of December 31, 2013” and to the inclusion of our report dated March 6, 2014 as an exhibit to the Annual Report.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 31, 2014

SUITE  600,  1015  4TH  STREET, S.W.CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790
621  17TH STREET, SUITE 1550DENVER, COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258